Exhibit 15


                              PRICE WATERHOUSE LLP






November 6, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that Phelps Dodge Corporation has incorporated by reference our report dated October 17, 1995 (issued pursuant to the provisions of Statements on Auditing Standards Nos. 71 and 42) in the Prospectus constituting part of its Registration Statements on Form S-3 (No. 33-44380) and Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362 and
33-62486). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,




Price Waterhouse LLP
Phoenix, Arizona